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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the references to our firm under the captions "EXPERTS" and "SUMMARY FINANCIAL INFORMATION" and to the use of our report dated March 27, 2000, with respect to the financial statements of Speedcom Wireless International Corporation, included in the Registration Statement (Form SB-2) and related Prospectus of LTI Holdings, Inc. for the registration of common stock and warrants.

                                          /s/ ERNST & YOUNG LLP

Tampa, Florida
August 3, 2000